Exhibit-10.7

ISSUANCE AND RELEASE AGREEMENT

ISSUANCE AND RELEASE AGREEMENT (the “Agreement”), dated as of January 6, 2017, by and between Presidential Realty Corporation, a Delaware corporation (the “Company”), and Richard Brandt (“Releasor”).

WHEREAS, the Company has an obligation to pay Releasor director fees in consideration of his services as an independent member of the Board of Directors of the Company for the 2015 and 2016 calendar years (the “Board Fees”);

WHEREAS, on December 16, 2016, the Company and its newly formed operating partnership, Presidential Realty Operating Partnership LP, for which it acts as general partner, entered into the Interest Contribution Agreement (as the same may be amended, the “ICA”) with First Capital Real Estate Trust Incorporated, First Capital Real Estate Operating Partnership, Township Nine Owner, LLC, Capital Station Holdings, LLC, Capital Station Member, LLC, Capital Station 65 LLC and Avalon Jubilee LLC; and

WHEREAS, the Company wishes to compensate Releasor and the other independent members of its Board of Directors for their involvement in reviewing the proposed transactions contemplated by the ICA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.          Issuance of Shares. In consideration of the agreements by Releasor set forth herein, including, without limitation, the release of any right to the Board Fees, and as compensation for his involvement in reviewing the proposed transactions contemplated by the ICA, the Company shall issue Releasor One Hundred Twenty Thousand (120,000) shares of the Company’s Class B common stock on or before the closing of the Avalon Property (as described in Section 2.1 of the ICA) (the “Avalon Closing”).

2.          Representations and Warranties of Releasor. Releasor hereby represents and warrants to the Company as follows:

a.          Power and Authority. Releasor has the requisite power, authority and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement and all other agreements and instruments to be executed by Releasor in connection herewith have been duly and validly authorized, executed and delivered by Releasor and constitute the valid and binding obligations of Releasor, enforceable in accordance with their respective terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.

b.          Information. Releasor has had independent access to all information that Releasor deems necessary to make the decision to enter into this Agreement, including regarding the business, affairs and financial condition of the Company and its affiliates and the ICA and its terms, and Releasor has made his own analysis and decision to enter into this Agreement, without reliance upon any advice of the Company or any of its representatives or affiliates. Accordingly, the Company and its respective representatives and affiliates shall not have any liability to Releasor with respect to any such knowledge or information held by any of them.

c.          Investor Representations. Releasor is acquiring the Company’s Class B common stock for investment for his own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution, resale or public offering of such shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). Releasor either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Company’s Class B common stock, and has so evaluated the merits and risks of such investment. Releasor is able to bear the economic risk of an investment in the Company’s Class B common stock and, at the present time, is able to afford a complete loss of such investment. Releasor acknowledges that he has been afforded the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Company’s Class B common stock. Releasor understands that (i) the Company’s Class B common stock to be issued to him has not been registered under the Securities Act or the securities or “blue-sky” laws of any state and (ii) such shares may not be sold, pledged or otherwise transferred unless such transfer is registered under the Securities Act and the securities or “blue-sky” laws of any applicable state or there is an exemption from registration thereunder.

3.          Covenants of the Parties.

a.          Survival. All representations and warranties and covenants contained in this Agreement shall survive the Avalon Closing.

b.          Further Assurances. At any time or from time to time after the Avalon Closing, Releasor and the Company shall, at the reasonable request and expense of the other party (unless such request is occasioned by the breach of a representation, warranty or covenant of such party, in which case it shall be at the expense of such breaching party), execute and deliver any further instruments or documents and take all such further action in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

c.          No Other Representations or Warranties. Expressly as set forth in this Agreement, no party is making, or is relying on, any express or implied representations or warranties relating to any party or to the consummation of the transactions contemplated hereby.

d.          Release. Notwithstanding anything set forth herein to the contrary, effective as of the Closing Time, in consideration of the mutual covenants and agreements contained herein, Releasor hereby irrevocably releases and forever discharges the Company and each of its affiliates and subsidiaries and its individual, joint or mutual, past, present and future directors, officers, managers, members, owners, employees, representatives, agents, successors, assigns, heirs, executors and administrators (collectively, the “Released Persons”) of and from all manner of demands, claims, suits, actions, litigation, arbitrations, proceedings, causes and causes of action, reckonings, controversies, omissions, promises, trespasses, debts, liabilities, obligations, losses, damages, orders, writs, injunctions, citations, awards and judgments whatsoever, in law or in equity which Releasor ever had, now has or hereafter can, shall or may have, against the Released Persons, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, for, upon or by reason of any matter, thing or cause whatsoever, from the beginning of the world to the Avalon Closing based upon, related to or arising from any obligation by the Company to pay the Board Fees; provided, however, that nothing contained herein shall (x) extend to any proceeding to enforce the terms of, or any breach of, this Agreement, the other documents and instruments delivered hereunder or any of the provisions set forth herein or therein, or (y) operate to release any obligation of the Company to defend, indemnify or hold harmless Releasor arising out of or relating to Releasor’s service as a director of the Company provided in any contract or agreement with the Company, any insurance policy of the Company or the formation or organizational documents of the Company.

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4.          Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail, with postage prepaid, (iii) sent by next-day or overnight mail or delivery or (iv) sent via e-mail transmission, to the address set forth on the signature page hereto or, in each case, at such other address as may be specified in writing to the other party hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day after such delivery, (ii) if by certified or registered mail, on the fifth business day after the mailing thereof, (iii) if by next-day or overnight mail or delivery, on the day delivered and (iv) if by e-mail transmission, on the next day following the day on which such e-mail was sent, provided that an error message has not been received for such transmission and a copy is also sent by certified or registered mail.

5.          Controlling Law. This Agreement is made under, and shall be construed and enforced in accordance with, the substantive laws (without giving effect to principals of conflicts of law) of the State of New York, applicable to agreements made and to be performed solely therein.

6.          Jurisdiction and Process. In any action between or among any of the parties hereto, whether arising out of this Agreement, any of the agreements contemplated hereby or otherwise, each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located the City of New York, State of New York.

7.          WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

8.          Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent delivered by means of a facsimile machine, electronic mail or other electronic means readily available to each of the parties hereto (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

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9.          Third Party Beneficiaries. In addition to the parties hereto and their respective successors and permitted assigns, the Released Persons are express third party beneficiaries of the terms and conditions hereof and have third party beneficiary rights hereunder.

10.          Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.          Amendment; Modification. This Agreement may not be amended or modified, except in a writing signed by each party to this Agreement against whose interest such change shall operate.

12.          Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by the parties hereto with respect to the subject matter hereof.

13.          Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement and the rights and obligations of Releasor hereunder shall not be assigned or delegated.

15.          Knowledgeable Person. Releasor acknowledges that he has read and understands the provisions of this Agreement and has had an opportunity to consult with legal counsel of his choosing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

Presidential Realty Corporation

By:	/s/ Alexander Ludwig
Name:	Alexander Ludwig
Title:	President

Address:	1430 Broadway, Suite 503
New York, New York 10018

/s/ Richard Brandt
Richard Brandt, individually

Address:	4555 E. Mayo Blvd., Unit #5308
Phoenix, AZ 85050